EXHIBIT 99.1
Investor Relations Contact
Kate Messmer
Integrated Corporate Relations (ICR)
203-682-8338
investor@redroller.com

Public Relations Contact
Matt Trocchio
SHIFT Communications
617-779-1848
mtrocchio@shiftcomm.com

RedRoller Appoints Michael Tribolet as Chief Executive Officer

Tribolet to Lead Growth Phase for Innovative e-Commerce Company;
Founder Bill Van Wyck to Continue as President

STAMFORD, CT---March 18, 2008--- RedRoller Holdings, Inc., (OTCBB: RROL), today announced the appointment of Michael Tribolet as Chief Executive Officer. A seasoned executive with more than 17 years of marketing, sales and customer care experience, Tribolet will execute the next phase of RedRoller’s business strategy.  Working closely with Tribolet, Bill Van Wyck, the Company’s founding Chief Executive Officer, will continue to serve on RedRoller’s senior management team as President, directing product innovation and strategic initiatives.

Mr. Tribolet previously served as President of Vonage America Inc., a subsidiary of Vonage Holdings Corp. (NYSE: VG), a leading provider of VoIP services. During his tenure at Vonage, from 2003 to 2007, Tribolet was instrumental in growing the company’s customer base from 10,000 to over 2 million subscribers and annual revenue from $2 million to more than $650 million.  From 2000 to 2003, Mr. Tribolet was Vice President of Operations for Dialpad Communications, a pioneer in VoIP communications later acquired by Yahoo!, Inc. (NASDAQ: YHOO). Prior to Dialpad, he served as Chairman and President of Data Products International, Inc., a multi-national system integrator, from 1992 to 2000.

Bill Van Wyck, RedRoller’s President and Founder, commented, “Michael is joining RedRoller at an inflection point in the Company’s evolution. We are committed to delivering the most robust service offering available to small business shippers, and Michael’s track record of success in customer acquisition, business development and corporate strategy will be invaluable as we establish RedRoller’s leadership in the global shipping market.”

RedRoller’s Web-based service, designed for small business and home office communities, provides access to real-time comparisons across national and regional shipping carriers and offers multiple service options to meet their needs. Small business shippers can sort through results by service level, cost, carrier, and delivery or pick-up time, generate and print shipping labels, and arrange for pick-up or locate the nearest drop off location. RedRoller is also   integrated with eBay® to improve time and cost savings to online auction sellers that depend on shipping as a core part of their business.

 “RedRoller’s opportunity in the small business market is unbounded,” said Tribolet. “I am excited to be joining a company where I can leverage my experience to develop and deliver a new Web-based service in the small business category untapped by other providers. We are building a shipping solution that will have the ability to dramatically improve the business cost structure for small organizations. I look forward to realizing RedRoller’s full potential as a premier on-demand provider of shipping solutions for the small business market sector.”

 About RedRoller:

RedRoller simplifies shipping packages for small businesses. Established in 2004, RedRoller’s easy-to-use, Web-based service provides real-time comparisons across multiple carriers, allowing small business and home office communities to conveniently select shipping services that meet their needs. RedRoller takes care of creating the shipment with selected carriers, generating authorized shipping labels and arranging for pick-up or locating the nearest drop off location, saving small businesses time and money.

RedRoller’s service is currently in beta release at www.redroller.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

This press release includes forward-looking statements about our anticipated results that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding our strategy, future operations, future financial position, future revenues, projected costs, prospects, acquisitions, plans and objectives of management are forward-looking statements. When used, the words “believe,” “plan,” “intend,” “anticipate,” “target,” “estimate,” “expect” and the like, and/or future tense or conditional constructions (“will,” “may,” “could,” “should,” etc.), or similar expressions, identify certain of these forward-looking statements. These forward-looking statements are subject to risks and uncertainties that could cause actual results or events to differ materially from those expressed or implied by the forward-looking statements in this press release and, accordingly, you should not place undue reliance on our forward-looking statements. Important factors, including the Company’s ability to maintain its web site and associated computer system, maintain desirable economics for its products and customer acceptance thereof, which could cause us to not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements are detailed in filings with the Securities and Exchange Commission made by RedRoller Holdings, Inc., including the 'Risk Factors' sections included in its Current Report on Form 8-K filed on November 13, 2007, and in its registration statement on Form SB-2 filed on January 14, 2008. All of the information included in this press release is as of March 18, 2008 and RedRoller Holdings, Inc. undertakes no intention or obligation to update the information provided herein.

Source: RedRoller Holdings, Inc.